Exhibit 99.1

Contact:	Will Davis
Senior Vice President of Marketing and Investor Relations
Chief of Staff
Phone: (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Stockholders Approve Merger Agreement With EQT Infrastructure

Waynesboro, VA (May 24, 2017) – Lumos Networks Corp. (“Lumos Networks”) (NASDAQ: LMOS), a leading fiber-based service provider in the mid-Atlantic region, announced that, at the Lumos Networks Annual Meeting of Stockholders held today, Lumos Networks stockholders approved the merger agreement with EQT Infrastructure investment strategy (“EQT Infrastructure”).

Timothy G. Biltz, President and CEO of Lumos Networks, said, “We are pleased with the results of today’s meeting. We look forward to working with EQT Infrastructure as Lumos continues to innovate and expand its network, products and service offerings to our customers.”

More than 99% of the shares voted at the meeting were voted in favor of the merger, representing approximately 81% of Lumos Networks’ outstanding shares as of the record date for the meeting.

The transaction remains subject to customary closing conditions, including regulatory approvals, and is expected to be completed during the third quarter of 2017.

As previously announced, under the terms of the merger agreement, EQT Infrastructure will acquire all of Lumos Networks’ common stock. Lumos Networks stockholders of record will receive $18.00 in cash per share of Lumos Networks’ common stock.

Media and Investor Contacts

Lumos Networks

Will Davis

SVP of Marketing and Investor Relations and Chief of Staff

917-519-6994

davisw@lumosnet.com

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 26 markets in Virginia, West Virginia, North Carolina, Pennsylvania, Maryland, Ohio and Kentucky. With a fiber network of 10,907 fiber route miles and 503,616 total fiber strand miles, Lumos Networks connects 1,306 unique Fiber to the Cell sites, 1,663 total FTTC connections, 2,125 on-net buildings and over 3,400 total on-net locations. The Company also connects 43 total data centers, including five data centers acquired from DC74, two acquired from Clarity Communications and seven company owned co-location facilities. In 2016, Lumos Networks generated over $123 million in Data revenue over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: the successful closing of the announced transaction with EQT Infrastructure, including obtaining the requisite regulatory and governmental approvals and satisfying other closing conditions; the risk that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction or materially impact the financial benefits of the transaction; the timing to consummate the proposed transaction; any disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the failure by EQT Infrastructure to obtain the necessary financing arrangement set forth in commitment letters received in connection with the merger; the impact of our previous acquisitions of Clarity Communications and DC 74 on our operations; rapid development and intense competition with resulting pricing pressure in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to obtain new carrier contracts or expand services under existing carrier contracts at competitive pricing levels to offset churn and achieve revenue growth from our carrier businesses; our ability to separate our legacy business on a timely basis; our ability to effectively allocate capital and timely implement network expansion plans necessary to accommodate organic growth initiatives; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.